     As filed with the Securities and Exchange Commission on June 12, 1996

                                                           REGISTRATION NO. 33 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   under the
                             SECURITIES ACT OF 1933
                      -----------------------------------

                         CARDIOTECH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

         MASSACHUSETTS                                     04-3186647
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                                11 STATE STREET
                          WOBURN, MASSACHUSETTS  01801
                    (Address of Principal Executive Offices)

                         CARDIOTECH INTERNATIONAL, INC.
                          1996 EMPLOYEE, DIRECTOR AND
                          CONSULTANT STOCK OPTION PLAN
                           (Full titles of the plans)

                             MICHAEL SZYCHER, PH.D.
                            CHIEF EXECUTIVE OFFICER
                         CARDIOTECH INTERNATIONAL, INC.
                                11 STATE STREET
                          WOBURN, MASSACHUSETTS  01801
                                 (617) 933-4772
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================

                                                     Proposed          Proposed
                                                     maximum            maximum
           Title of               Amount to be    offering price       aggregate          Amount of
 securities to be registered    registered/(1)/   per share/(2)/  offering price/(2)/  registration fee
- -----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    1,100,000 shares           $9.90       $10,934,000.00         $3,771.00
=================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the CardioTech International, Inc. 1996 Employee, Director and Consultant Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the book value of the Common Stock as of December 31, 1995 in accordance with Rule 457(h) of the Securities Act.

              Page 1 of 9 pages.  Exhibit Index begins on page 7.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS


     Explanatory Note. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. The Information required by Part I is included in documents sent or given to participants in the 1996 Employee, Director and Consultant Stock Option Plan of CardioTech International, Inc. (the "Registrant" or the "Company"), pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Company's Registration Statement on Form 10/A, Amendment No. 1, filed with the Commission pursuant to Section 12(b) of the Exchange Act (File No. 0-28034) (the "Form 10").

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10.

     (c) The description of the Common Stock contained in the Form 10.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Information regarding the indemnification of officers and directors of the Company is located in the section entitled "INDEMNIFICATION OF DIRECTORS AND OFFICERS" on pages 48 and 49 of the Form 10, which section is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

(a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on June 12, 1996.


                                       CARDIOTECH INTERNATIONAL, INC.



                                       By   /s/ Michael Szycher, Ph.D.
                                            ------------------------------------
                                            Michael Szycher, Ph.D.
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael Szycher, Ph.D. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature              Title                                     Date
              ---------              -----                                     ----


/s/ Michael Szycher, Ph.D.        Chairman of the Board of Directors,      June 12, 1996
- --------------------------------  Chief Executive Officer, President,
Michael Szycher, Ph.D.            Treasurer, Clerk and Director
                                  (principal executive officer,
                                  principal financial officer and
                                  principal accounting officer)

/s/ Alan Edwards                  Executive Vice President and Director     June 12, 1996
- --------------------------------
Alan Edwards

/s/ Generio T. Gargiulo           Director                                  June 12, 1996
- --------------------------------
Generio T. Gargiulo

/s/ Arthur A. Siciliano, Ph.D.    Director                                  June 12, 1996
- --------------------------------
Arthur A. Siciliano, Ph.D.

                         CARDIOTECH INTERNATIONAL, INC.

                          INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                                               Sequential
  No.                                      Description                 Page No.
- -------               ----------------------------------------------  ----------

(5)                   Opinion of Mintz, Levin, Cohn, Ferris, Glovsky       8
                      and Popeo, P.C. as to the legality of the
                      Common Stock being registered.

(23.1)                Consent of Mintz, Levin, Cohn, Ferris, Glovsky      N/A
                      and Popeo, P.C. (included in opinion of counsel
                      filed as Exhibit 5).

(23.2)                Consent of Coopers & Lybrand L.L.P.                  9

(24) Power of Attorney to file future amendments (set forth on the Signature Page of this Registration
                      Statement).